UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2006

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Lake Charles Obligations

As previously reported, Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle”) entered into an agreement with Harrah’s (the “Lake Charles Purchase Agreement”) to purchase Harrah’s Lake Charles, LLC (“HLC”) and Harrah’s Star Partnership (“HSP”), both of which are licensed to conduct riverboat gaming in Louisiana. On August 15, 2006, the Louisiana Gaming Control Board (“LGCB”) approved the transfer of the ownership interests in HLC and HSP to Pinnacle and relocation of the berth site for HLC, subject to certain conditions set forth in the Lake Charles Purchase Agreement. In connection with such approval, Pinnacle, HLC, HSP and LGCB entered into a Statement of Conditions for each of the licenses, imposing additional conditions upon each license.

Once Pinnacle acquires HLC, among the new conditions on the HLC license will be an obligation to invest a minimum of $350 million in a new casino development project named Sugarcane Bay, which was also approved by the LGCB on August 15, 2006 (the “Approved Project” or “Sugarcane Bay”). As approved by the LGCB, Sugarcane Bay is to provide certain non-gaming activities and amenities, including a 400-room hotel. Also among the additional conditions on the HLC license is an obligation to submit architectural blueprints to the LGCB, engage a contractor and begin construction on the Approved Project within certain timeframes. The Statement of Conditions also requires Pinnacle to complete the construction of Sugarcane Bay within 18 months of commencement of construction, which construction period may be extended, upon approval, by the LGCB.

Pinnacle and HSP also agreed to new conditions on the HSP license. Among these new conditions is an obligation on the part of Pinnacle or HSP to submit a detailed plan for rebuilding the operations of HSP within 75 days of approval of the transfer of the ownership interest in HSP.

The obligations of Pinnacle with respect to the HLC license are conditioned upon the approval of the change in berth site of the HLC riverboat by a majority of those voting on the referendum election required by Article XII, Section 6(C)(2) of the Louisiana Constitution (the “Local Referendum”) and upon the closing of the Lake Charles Purchase Agreement. As previously reported, the Lake Charles Purchase Agreement is also contingent on the successful closing of the Biloxi Purchase Agreement.

The foregoing description of the new conditions on the HLC and HSP licenses does not purport to be complete and is qualified in its entirety by reference to the Statement of Conditions to Riverboat Gaming License of HLC and the Statement of Conditions to Riverboat Gaming License of HSP, which are attached as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
Exhibit 10.1	Statement of Conditions to Riverboat Gaming License of Harrah’s Lake Charles, LLC

Exhibit 10.2	Statement of Conditions to Riverboat Gaming License of Harrah’s Star Partnership

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: August 21, 2006	By:	/S/ JOHN A. GODFREY
John A. Godfrey
Executive Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Statement of Conditions to Riverboat Gaming License of Harrah’s Lake Charles, LLC

Exhibit 10.2	Statement of Conditions to Riverboat Gaming License of Harrah’s Star Partnership